Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

(Dollar amounts presented in millions, except per share amounts)

On December 18, 2013, Perrigo Company plc (“New Perrigo”), formerly known as Perrigo Company Limited and the successor registrant to Perrigo Company (“Perrigo”) acquired Elan Corporation, plc (“Elan”) pursuant to a definitive agreement dated July 28, 2013. At the close of the Transaction (as defined herein), Perrigo and Elan became subsidiaries of New Perrigo. See Note 1 to this unaudited pro forma condensed combined statement of income for additional information on the Transaction.

The unaudited pro forma condensed combined statement of income is presented to illustrate the effects of the acquisition of Elan by Perrigo and the contemporaneous financing transactions.

The unaudited pro forma consolidated condensed statement of income are presented as if the Transaction had occurred on June 30, 2013, which is the first day of Perrigo’s fiscal year ended June 28, 2014. An unaudited pro forma condensed combined balance sheet as of June 28, 2014 has not been presented given Perrigo’s reported balance sheet as of June 28, 2014 includes the balance sheet results of the transaction.

The unaudited pro forma condensed combined statement of income for the twelve months ended June 28, 2014 should be read in conjunction with the historical audited financial statements of Perrigo (which are available in Perrigo’s Form 10-K for the fiscal year ended June 28, 2014), the historical audited financial statements of Elan (please see exhibit 99.1) and the historical unaudited statement of income of Elan for the three and nine months period ended September 30, 2013 (please see exhibit 99.2).

The acquisition of Elan was accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) 805, “Business Combinations”, (“ASC 805”). The unaudited pro forma condensed combined statement of income set forth below gives effect to the following:

•	the closing of the acquisition of Elan through the issuance of New Perrigo shares, with each Elan shareholder receiving (a) $6.25 in cash per share, and (b) 0.07636 New Perrigo shares for each Elan share;

•	the incurrence of $3,300.0 in debt by New Perrigo to finance, in part, the cash component of the acquisition consideration, the repayment of certain existing indebtedness of Perrigo and the payment of certain transaction expenses in connection with the transaction;

•	the execution of a $600.0 Revolving Credit Agreement, which is undrawn as of June 28, 2014; and

The pro forma adjustments are based upon available information and certain assumptions which management believes are reasonable under the circumstances and which are described in the accompanying notes to the unaudited pro forma condensed combined statement of income. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined statement of income. Management believes the fair values recognized for the assets to be acquired and liabilities to be assumed are based on reasonable estimates and assumptions.

The unaudited pro forma condensed combined statement of income has been prepared by management in accordance with the regulations of the SEC and is not necessarily indicative of the results of operations that would have been realized had the acquisition occurred as of the dates indicated, nor is it meant to be indicative of any anticipated future results of operations that New Perrigo will experience after the acquisition. In addition, the accompanying unaudited pro forma condensed combined statement of income does not include any expected cost savings, operating synergies, or revenue enhancements, which may be realized subsequent to the acquisition. No material transactions existed between Perrigo and Elan during the pro forma period.

This unaudited pro forma condensed combined statement of income should be read in conjunction with the accompanying notes and assumptions as well as the historical consolidated financial statements and related notes of Perrigo and Elan incorporated by reference into this joint statement/prospectus.

New Perrigo

Unaudited Pro Forma Condensed Combined Statement of Income

For the Twelve Months Ended June 28, 2014

	As Reported		Adjustments		Adjustments
	Historical	Historical	for the Elan	Footnote	for	Footnote	Pro
(in millions, except per share amounts)	Perrigo	Elan	Acquisition	Reference	Financing	Reference	Forma
Continuing operations
Net Sales	$4,060.8	$92.2					$4,153.0
Cost of Sales	2,613.1	—	137.8	3a			2,750.9

Gross Profit	1,447.7	92.2	(137.8)		—		1,402.1
Operating Expenses
Distribution	55.3	—					55.3
Research and Development	152.5	32.6					185.1
Selling and Administration	619.9	39.5	(107.6)	3c			551.8
Write-off of in process research and development	6.0	—					6.0
Restructuring	47.0	74.2	—				121.2
Other net charges	—	39.3					39.3

Total operating expenses	880.7	185.6	(107.6)		—		958.7

Operating Income	567.0	(93.4)	(30.2)		—		443.4
Interest, net	103.5	(1.9)			(39.5)	3d	107.7
					45.6	3e
Loss on extinguishment of debt	165.8	—			(165.8)	3f	—
Other expense, net	12.4	18.6	—				31.0
Losses on sales of investments	12.7	—					12.7

Income (loss) from continuing operations before income taxes	272.6	(110.1)	(30.2)		159.7		292.0

Income tax expense (benefit)	67.3	10.6	9.0	3b	68.9	3b	155.8

Net income (loss)	$205.3	$(120.7)	$(39.2)		$90.8		$136.2

Earnings per share:
Basic	1.78						$1.18

Diluted	1.77						$1.18

Weighted average shares outstanding:
Basic	115.1						115.1

Diluted	115.6						115.6

See the accompanying notes to the unaudited pro forma combined statement of income.

1. Description of Transactions

On December 18, 2013, pursuant to the Transaction Agreement, dated July 28, 2013 (the “Transaction Agreement”), between Perrigo, Elan, Leopard Company (“MergerSub”), Habsont Limited and New Perrigo, (a) New Perrigo acquired Elan (the “Acquisition”) pursuant to a scheme of arrangement under Section 201, and a capital reduction under Sections 72 and 74, of the Irish Companies Act of 1963 (the “Scheme”) and (b) MergerSub merged with and into Perrigo, with Perrigo as the surviving corporation in the merger (the “Merger” and, together with the Acquisition, the “Transactions”). Following the consummation of the Transactions, each of Perrigo and Elan became wholly owned subsidiaries of New Perrigo.

Pursuant to the terms of the Transaction Agreement, each Elan ordinary share (“Elan Ordinary Shares”) and each Elan American Depositary Share (“Elan ADSs” and, together with the Elan Ordinary Shares, the “Elan Shares”) was converted into the right to receive $6.25 in cash and 0.07636 of a New Perrigo ordinary share (the “New Perrigo Ordinary Shares”), and each of Perrigo’s common shares (the “Perrigo Common Shares”) was converted into the right to receive $0.01 in cash and one New Perrigo Ordinary Share.

The issuance of New Perrigo Ordinary Shares in connection with the Transactions was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to New Perrigo’s registration statement on Form S-4 (File No. 333-190859) (the “Registration Statement”) filed with the SEC and declared effective on October 9, 2013. The definitive joint proxy statement/prospectus of Perrigo and Elan, dated October 15, 2013, that forms a part of the Registration Statement contains additional information about the Transactions and the other transactions contemplated by the Transaction Agreement, including a description of the treatment of equity awards and information concerning the interests of directors, executive officers and affiliates of Perrigo and Elan in the Transactions.

In connection with the acquisition, the following financing transactions were entered into:

•	On July 28, 2013, New Perrigo entered into a Debt Bridge Credit Agreement and a Cash Bridge Credit Agreement, pursuant to which Barclays Bank PLC and HSBC Bank USA, N.A. agreed to provide New Perrigo, respectively, with senior unsecured debt financing in an aggregate principal amount of up to $2,650.0 and senior unsecured cash financing in an aggregate principal amount of up to $1,700.0. Effective September 6, 2013, New Perrigo terminated the $1,000.0 tranche 2 commitments under the Debt Bridge Credit Agreement. The remaining $1,650.0 available under the Debt Bridge Credit Agreement and $1,700.0 available under the Cash Bridge Credit Agreement were not drawn by New Perrigo and the facilities were subsequently terminated on November 8, 2013 and December 24 2013, respectively.

•	On September 6, 2013, New Perrigo entered into the Term Loan Credit Agreement and Revolving Credit Agreement, pursuant to which the lenders from time to time party thereto provided New Perrigo, respectively, with senior unsecured cash financing in an aggregate principal amount of up to $1,000.0 and senior unsecured cash financing in an aggregate principal amount of up to $600.0, respectively.

•	Effective September 6, 2013, New Perrigo terminated the $1.0 billion tranche 2 commitments under the Debt Bridge Credit Agreement.

•	On November 8, 2013, New Perrigo issued $2,300.0 principal Unsecured Senior Notes consisting of four separate tranches: $500.0 aggregate principal amount of 1.30% Senior Notes due 2016; $600.0 aggregate principal amount of 2.30% Senior Notes due 2018; $800.0 aggregate principal amount of 4.00% Senior Notes due 2023 and $400.0 aggregate principal amount of 5.30% Senior Notes due 2043.

New Perrigo used the proceeds from borrowings under the unsecured Senior Notes and Permanent Credit Agreements to finance, in part, (a) the repayment of existing indebtedness of Perrigo including the Public bonds the private placement notes and (b) the transactions and fees and expenses in connection therewith (including in connection with hedging obligations).

2. Basis of Presentation

The unaudited pro forma condensed combined statement of income gives effect to the acquisition of Elan as if the acquisition occurred on June 30, 2013, which is the first day of Perrigo’s fiscal year ended June 28, 2014. The unaudited pro forma consolidated condensed statement of income combine the historical results for Perrigo for the 52 week period ended June 28, 2014 and for Elan for the period from June 30, 2013 to December 18, 2013, the date Perrigo acquired Elan.

The consideration transferred was based on the closing date share price of Perrigo stock on the acquisition date (December 18, 2013) of $152.17 per share. The fair value of ordinary shares, options, and restricted share unit awards was also based on Perrigo’s closing share price at December 18, 2013.

3. Unaudited Pro Forma Condensed Combined Statement of Income Adjustments For The Twelve Months Ended June 28, 2014

(a)	Adjusted by $137.8 to record pro forma annual amortization expense of $290.0 on the portion of the purchase price allocated to definite-lived intangible assets based on the Tysabri® definite-lived intangible asset of $5,800.0 million amortized on straight-line method over the estimated useful life of 20 years.

(b)	Represents the income tax effect, including the impact of non-deductible items, of the pro forma adjustments related to the acquisition of Elan calculated using the U.S. statutory income tax rate of 37.0%, state taxes, and the Irish statutory income tax rate of 12.5%. The effective tax rate of the combined company could be significantly different depending on the mix of activities.

(c)	To eliminate $107.6 of Elan acquisition related costs incurred.

(d)	To eliminate $39.5 of interest expense for Perrigo’s historical term loans, senior notes, and Public bonds, including $1.2 of debt issuance cost amortization.

(e)	To record $45.6 of interest expense from New Perrigo’s transaction financing, including debt issuance cost amortization, debt discount amortization, and interest rate swap amortization. The interest rates under the $1,000.0 Term Loan Credit Agreement are a function of LIBOR plus an applicable margin based on New Perrigo’s credit rating.

(f)	To eliminate the net charge on debt retirement of $165.8 which consisted of make-whole payments on the Public bonds and senior notes of $133.4, write-off of financing fees on the Bridge agreements of $19.0, and write-off of deferred financing fees and unamortized discount of $13.4.